CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the post-effective amendment No. 1 to the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement on Form N-14 (the "Registration Statement") of our reports dated February 11, 2000 and February 23, 2001, relating to the financial statements and financial highlights of Scudder Short Term Bond Fund appearing in the December 31, 1999 and 2000 Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Auditors" in the Registration statement.

Boston, Massachusetts
March 9, 2001